Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our report in this Registration Statement on Form S-1 pertaining to 610,000 shares of Entertainment Art, Inc. common stock of our report dated July 9, 2008 on the financial statements of Entertainment Art, Inc. for the period June 15, 2007 (inception) to March 31, 2008, and to the reference to us under the heading “Experts” in the Prospectus, which is a part of this Registration Statement.

                                                                                                                                                                                                                                                                                                                                               /s/Wolinetz, Lafazan & Company, P.C.
                                                                                                                                                                                                                                                                                                                                               WOLINETZ, LAFAZAN & COMPANY, P.C.

Rockville Centre, New York
July 18, 2008